Exhibit 10.2
LEASE AMENDMENT #12

DIAMONDBACK E & P LLC

FASKEN MIDLAND, LLC (hereinafter called "Lessor") and DIAMONDBACK E & P LLC, successor to Windsor Permian, LLC (hereinafter called "Lessee"), for good and valuable consideration the receipt of which is hereby acknowledged on October 23, 2014 (the "Effective Date"), do hereby amend that certain Lease Agreement dated April 19, 2011 (the "Original Lease Agreement"), as amended by Lease Amendment #1 dated June 6, 2011, Lease Amendment #2 dated August 5, 2011 (surrendered September 30, 2012), Lease Amendment #3 dated September 28, 2011, Lease Amendment #4 dated February 6, 2012, Lease Amendment #5 dated July 25, 2012, Lease Amendment #6 dated December 18, 2012, Lease Amendment #7 dated June 14, 2013, Lease Amendment #8 dated June 14, 2013, Lease Amendment # 9 dated September 3, 2013, Lease Amendment #10 dated September 26, 2013, and Lease Amendment #11 dated September 26, 2014 (collectively, the "Lease Agreement"), covering a total of approximately 14,391 square feet of Net Rentable Area located on Level Twelve (12) of One Fasken Center at 500 West Texas Avenue, Midland, Texas 79701 ("One Fasken Center"), being a part of the Building consisting of 550 and 500 West Texas Avenue, Texas 79701 (the "Building"), under the following terms and conditions (the "Lease Amendment #12"):

1.
LEASED PREMISES. As of the 14th Floor Commencement Date (as defined below) and subject to the terms and condition of this Lease Amendment # 12, Section 1.5 "Leased Premises" of the Lease Agreement shall be amended to add approximately 7,030 square feet of Net Rentable Area located on the fourteenth (14th) floor of One Fasken Center as more fully diagrammed on the floor plans attached hereto and made a part hereof as Exhibit "B-3" ("14th Floor Expansion Space"). Said 14th Floor Expansion Space is comprised of approximately 469 square feet of Net Rentable Area ("Suite 1435"), approximately 1,543 square feet of Net Rentable Area ("Suite 1450"), approximately 2,277 square feet of Net Rentable Area ("Suite 1460"), and approximately 2,741 square feet of Net Rentable Area ("Suite 1485"). The term "Leased Premises" shall hereinafter mean and include the 14th Floor Expansion Space. The Leased Premises, with the 14th Floor Expansion Space, will then consist of a total of approximately 21,421 square feet of Net Rentable Area, which represents 5.08% of the total Net Rentable Area of the Building, such total Net Rentable Area of the Building being 421,546 square feet. Lessor and Lessee acknowledge and agree that the aforesaid description of the size and square footage of the Leased Premises and the Building are an approximation, which the parties agree is reasonable and payments made thereupon are not subject to dispute.

2.
SUBJECT TO VACATING. Lessor's obligation to tender possession of the 14th Floor Expansion Space hereunder is subject to the current tenant, Arabella Petroleum Company, LLC, vacating the entire 14th Floor Expansion Space on or before October 31, 2014; provided, however, that if the current tenant, Arabella Petroleum Company, LLC, does not vacate all of the 14th Floor Expansion Space within six (6) months from the Effective Date, Lessee or Lessor shall have the right to terminate this Lease Amendment #12 by delivery of written notice to the other within thirty (30) days after the aforesaid six (6) month period but prior to the date of actual delivery of the 14th Floor Expansion Space to Lessee.

3.
LEASE TERM. The Lease Term for the 14th Floor Expansion Space shall be for a period commencing on the later of (a) the date that the entire 14th Floor Expansion Space is vacant and delivered to Lessee, or (b) November 1, 2014 (the "14th Floor Commencement Date"), and expiring on May 31, 2016.

4.	BASE YEAR. The Base Year for Operating Expenses and Tax Expenses for the 14th Floor Expansion Space shall be the calendar year 2014.

5.	RENT. The Base Rent for the 14th Floor Expansion Space is as follows:

PERIOD	ANNUAL RATE PER SQ. FT.	MONTHLY BASE RENT
14th Floor Commencement Date - 5/31/2015	$34.00	$19,918.33
6/1/2015 - 5/31/2016	$34.75	$20,357.71

All monthly Base Rent for the 14th Floor Expansion Space shall be paid to Lessor in advance and without demand, counterclaim or offset, on or before the first day of each calendar month.

6.
TENANT IMPROVEMENTS. Lessee accepts the 14th Floor Expansion Space on an "AS IS" basis, without any finish out allowance from Lessor to refurbish the 14th Floor Expansion Space. Any alterations to the 14th Floor Expansion Space shall be at Lessee's sole expense and responsibility.

7.
PARKING. Effective as of the 14th Floor Commencement Date, Lessor agrees to provide sixteen (16) additional parking spaces with respect to the 14th Floor Expansion Space during the Term, in the designated areas, at the following rate per space per month plus applicable sales tax:

1	@$195.00 per space per month for Officer Reserved (Basement & Level One) -
space may be limited, if available

0	@ $150.00 per space per month for Preferred Reserved (Level Two and above) -
space may be limited, if available

15	@ $115.00 per space per month for General Unreserved

The monthly rates set forth in this Section 7 shall be adjusted annually during the Term for the 14th Floor Expansion Space to an amount equal to the prevailing market rates being charged in the Building for similar parking spaces. The parking spaces set forth in this Section 7 shall be for Lessee and/or Lessee's employees and Lessor shall have the right to assign parking space as conditions permit. However, Lessor shall not be required to police the use of these spaces. Lessor may make, modify and enforce rules and regulations relating to the parking of automobiles in the parking area(s), and Lessee shall abide thereby. Lessor shall not be liable to Lessee or Lessee's agents, servants, employees, customers, or invitees for damage to person or property caused by any act of omission or neglect of Lessee, and Lessee agrees to hold Lessor harmless from all claims for any such damage.

8.	RATIFICATION. Except as amended by this Lease Amendment # 12, Lessor and Lessee do hereby ratify and affirm all of the terms, conditions and covenants of the Lease Agreement, as amended herein.

Witness the execution of this Lease Amendment # 12 as of the Effective Date.

LESSOR		LESSEE

FASKEN MIDLAND, LLC		DIAMONDBACK E&P LLC
By:	Haley-NWC Property
Management Co., LLC
Its Authorized Agent

By:	/s/ Wendell L. Brown, Jr.	By:	/s/ Travis D. Stice
Name	Wendell L. Brown, Jr.	Name	Travis D. Stice
Title	V.P.	Title	President & CEO

EXHIBIT B-3

Floor Plans for 14th Floor Expansion Space

(See Attached)

Exhibit B-3

Exhibit B-3

14th Floor Expansion Space

Tower One - 14th Floor

1/16" = 1'-0"

NOT FOR REGULATORY APPROVAL, PERMITTING, OR CONSTRUCTION

©COPYRIGHT 2004 Rhotenberry Wellen Architects

rwa rhotenberry wellen architects

1102 West Texas Avenue
Midland, Texas 79701
432.682.1352
432.682.1357 fax

Fasken Center
Tower One, 14th Floor
Midland, Texas

PROJECT:	0331
DRAWN BY:	DD
CHECKED BY: MARK T. WELLEN	No. 8374
DATE:	1/12/05

Exhibit B-3